Exhibit 5.01

[Letterhead of Hinkle, Hensley, Shanor & Martin, L.L.P.]

March 24, 2006

Southwestern Public Service Company
Tyler at Sixth Street
Amarillo, Texas 79101

Jones Day

77 W. Wacker Drive

Chicago, Illinois  60601

Ladies and Gentlemen:

We are participating in the proceedings being had and taken in connection with the issuance and sale by Southwestern Public Service Company, a New Mexico corporation (herein called the Company), of up to $500,000,000 principal amount of unsecured debt securities (herein called the “Securities”). We have examined all statutes, records, instruments, and documents which, in our opinion, it is necessary to examine for the purpose of rendering the following opinion.

Based upon the foregoing we are of the opinion that:

1.                                       The Company was incorporated and is now a legally existing corporation under the laws of the State of New Mexico; has corporate power, right, and authority to do business and to own property in that state, in the manner and as set forth in the Registration Statement, Form S-3, to which this opinion is an exhibit; and has corporate power, right, and authority to create, issue, and sell the Securities.

2.                                       When and if (a) the above-mentioned Registration Statement becomes effective pursuant to the provisions of the Securities Act of 1933, as amended, (b) the Supplemental Trust Indenture relating to the Securities is duly authorized, executed, and delivered, (c) the New Mexico Public Regulation Commission issues its order authorizing and approving the issuance and sale of the Securities, and (d) the Securities are duly authorized, executed, authenticated, and delivered, and the consideration for the Securities has been received by the Company, all in the manner contemplated by the said Registration Statement, the Securities will be legally issued by the Company.

We hereby consent to the filing of this opinion as Exhibit 5.01 to the Registration Statement and to the reference to us with respect to this opinion under the caption “Experts” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Respectfully submitted,

/s/ HINKLE, HENSLEY, SHANOR & MARTIN, L.L.P.